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                                                                     EXHIBIT 5.1



                                                    OUR REF: RLP/EJLOW1118-41929
                                                     DIRECT DIAL: (345) 814-4635
                                                   EMAIL: RPALMER@WALKERS.COM.KY

[ -- ] December 2003

United National Group, Ltd.
Walker House, 87 Mary Street
P.O. Box 908GT
George Town, Grand Cayman
Cayman Islands

Dear Sirs

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the registration of an initial public offering of [ -- ] Class A Common Shares of par value US$0.0001 each (the "SHARES") of United National Group, Ltd. (the "Company") under the United States Securities Act of 1933, as amended, on Form S-1 initially filed with the Securities and Exchange Commission on [ -- ] 2003 (as amended through the date hereof, the "REGISTRATION STATEMENT").

For the purposes of giving this opinion, we have examined the following documents:

1. Certificate of Incorporation of the Company dated 26 August 2003 and Certificate of Incorporation on Change of Name dated 11 September 2003 (the "CERTIFICATES OF INCORPORATION");

2. certified copies of the Amended and Restated Memorandum and Articles of Association of the Company dated [ -- ] December 2003 (the "MEMORANDUM AND ARTICLES OF ASSOCIATION"); and

3. a Certificate of Good Standing dated [ -- ] December 2003 issued by the Register of Companies.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.

We are of the opinion that under, and subject to, the laws of the Cayman
Islands:


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WALKERS                                                                   Page 2

[ -- ] December 2003



1. The Company is a limited liability exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

2. The Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

We have assumed that:

1. the Certificates of Incorporation and the Memorandum and Articles of Association of the Company are authentic and that all signatures and seals on the Certificates of Incorporation and the Memorandum and Articles of Association of the Company are genuine.

2. The Minute Book of the Company provided to us by the Registered Office of the Company (the "REGISTERED OFFICE") and examined by us on [ -- ] December 2003 contains a complete and accurate record of the business transacted by the Company.

3. The corporate records of the Company provided to us by the Registered Office and examined by us on [ -- ] December 2003 constitute its complete corporate records and that all matters required by law and the Memorandum and Articles of Association to be recorded therein are so recorded.

4. With respect to certain factual matters material to our opinion, we have relied upon representations from, or certificates of directors and officers of the Company. In making such examination and rendering the opinions set forth above, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and that all documents submitted to us as certified copies are true and correct copies of such originals.

5.    Each of the Shares issued by the Company is fully paid up.

To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit in relation to this transaction and may not be relied upon by any other person without our prior written consent.

This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.


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WALKERS                                                                  Page 3

[ -- ] December 2003



We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Yours faithfully





WALKERS